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                                                               EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated February 25, 2000 except for Note 11, as to which the date is April 13, 2000 in the Registration Statement (Form S-1 333-32444) and related Prospectus of Future Media Productions, Inc. for the registration of 5,962,962 shares of its common stock.

                                          /s/ Ernst & Young LLP

Los Angeles, California

May 5, 2000